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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of CoreComm Limited for the registration of 1,682,726 shares of its common stock and to the incorporation by reference therein of our reports dated February 26, 1998, with respect to the consolidated financial statements and schedule of CoreComm Limited and its predecessor OCOM Corporation Telecoms Division included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG LLP

New York, New York

May 3, 1999